Exhibit 99.1
Encore Capital Group, Inc. Announces Pricing of Senior Secured Notes Offering

SAN DIEGO, May 18, 2021 (GLOBE NEWSWIRE) -- Encore Capital Group, Inc. (Nasdaq: ECPG) (the “Company”) today announced the pricing of its offering of £250.0 million aggregate principal amount of 4.250% senior secured notes due 2028 (the “notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and outside the United States to non-U.S. persons (within the meaning of Regulation S under the Securities Act).

The notes will be senior secured obligations of the Company, and will be fully and unconditionally guaranteed on a senior secured basis by substantially all material subsidiaries of the Company. The obligations of the Company and the guarantors will be secured, together with the Company’s other senior secured indebtedness, by substantially all of the assets of the Company and the guarantors. The notes will accrue interest at a rate of 4.250% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2021. The notes will mature on June 1, 2028 unless earlier repurchased or redeemed by the Company.

The Company intends to use the proceeds from this offering to redeem in full the outstanding £226.2 million 7.500% senior secured notes due 2023, issued by Cabot Financial (Luxembourg) S.A., a wholly owned subsidiary of the Company, and to pay certain transaction fees and expenses incurred in connection with the offering of the notes.
Upon completion of the offering and the use of proceeds in connection therewith, the Company expects to record related charges in the second quarter of 2021 totaling approximately $8 million after tax.

The offer and sale of the notes have not been, and will not be, registered under the Securities Act, and the notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes nor will there be any sale of the notes in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful. Any offer of the securities will be made only by means of a private offering memorandum.

Forward-Looking Statements
This press release includes forward-looking statements, including statements regarding the completion, timing and size of the proposed offering, the intended use of the proceeds and the terms of the notes being offered. Forward-looking statements represent Encore’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, including market interest rates, the trading price and volatility of Encore’s common stock and risks relating to Encore’s business, including those described in periodic reports that Encore files from time to time with the U.S. Securities and Exchange Commission. Encore may not consummate the proposed offering described in this press release and, if the proposed offering is consummated, cannot provide any assurances regarding the final terms of the notes or its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and Encore does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

Contact Information
Bruce Thomas, Investor Relations
(858) 309-6442
bruce.thomas@encorecapital.com

FCA/ICMA Stabilization.
MiFID II professionals/ECPs-only – Manufacturer target market (MIFID II product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document has been prepared as not available to retail in the EEA.

UK MiFIR professionals/ECPs-only – Manufacturer target market (UK MiFIR product governance) is eligible counterparties and professional clients only (all distribution channels). No UK PRIIPs key information document has been prepared as not available to retail in the United Kingdom.

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